                                                                EXHIBIT 10(t)(4)

                                                     EXHIBIT 10(t)(3)

                                   AMENDMENT NO. 4
                                          TO
                            PLAYTEX 1994 STOCK OPTION PLAN
                    FOR DIRECTORS AND EXECUTIVE AND KEY EMPLOYEES
                                          OF
                                PLAYTEX PRODUCTS, INC.



    THIS AMENDMENT NO. 4 to the Playtex 1994 Stock Option Plan for Directors and Executive and Key Employees if Playtex Products, Inc. (the "Plan"), dated as of June 16, 1997, is adopted by the Compensation and Stock Option Committee of the Board of Directors at the Annual Meeting of the Board of Directors of Playtex Products, Inc. (the "Company"), a Delaware corporation.


    The Plan is hereby amended in the following manner:

    1. The text of Section 4.7 is amended and restated as follows (amended language being underlined):

Section 4.7   -    Merger, Consolidation, Acquisition, Liquidation or
-----------        Dissolution
                   --------------------------------------------------

    Notwithstanding the provisions of Section 4.6, in its absolute discretion, and on such terms and conditions as it deems appropriate, the Committee may provide by the terms of any Option that such Option cannot be exercised after the merger or the acquisition by another corporation or person of all or substantially all of the Company's assets or 80% or more of the Company's then outstanding voting stock, the acquisition of Common Stock from the Haas Wheat group (the "Purchasers") of 25% or more of the Company's Voting Securities (all such terms as defined in the Stock Purchase Agreement dated March 17, 1995) ("The Agreement"), the change in the majority of the Board of Directors of the Company during any period of two consecutive years (excepting, however, such new directors elected by or nominated by either a majority of all the Directors or a majority of the Directors on either the "Purchaser Nominating Committee" or the "Non-Purchaser Nominating Committee" as such terms are defined by the Agreement, in each case who were either directors at the beginning of such period or were previously so elected or nominated), or the liquidation or dissolution of the Company and if the Committee so provides, it may, in its absolute discretion and on such terms and conditions as it deems appropriate, also provide either by the terms of such Option or by a resolution adopted prior to the occurrence of such merger, consolidation, acquisition, Board change, liquidation or dissolution, that, for some period of time prior to such event, such Option shall be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in Section 4.3(a), Section 4.3(b) and/or any installment provisions of such Option, but subject to Section 4.3(d).

    2. In all other respects, the Plan, as amended, shall continue in full force and effect.


    I hereby certify that the foregoing Amendment was duly adopted by the Compensation and Stock Option Committee of the Board of Directors of Playtex Products, Inc. as of June 16, 1997.

    Executed on this 16 day of June, 1997.



                                 /s/ Paul Yestrumskas
                                 --------------------
                                  Secretary